UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 6,
2002









                          PURE COUNTRY
     (Exact name of registrant as specified in its charter)

Nevada                   000-30255               88-0426887
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(State of               (Commission        (I.R.S. Employer
Organization)           File Number)    Identification No.)


8764 Carlitas Joy Court, Las Vegas, NV                     89128
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(Address of principal executive offices)              (Zip Code)

                         (702) 228-4688
       Registrant's telephone number, including area code
ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
          The Company's principal accountant, Kurt D. saliger was dismissed on September 6, 2002.

          The former accountant's report on the financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          The decision to change accountants was approved by the board of directors.

          There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

          A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is James R. Bonzo and was engaged as of September 6, 2002. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

          The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to the registration statement containing this disclosure.
ITEM 7    EXHIBITS

The following exhibit is filed as part of this Report in accordance with the provision of Item 601 of Regulation S-B.

Number    Description

  16.1         Letter from Kurt D. Saliger

SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Pure Country

                         /s/ Lewis Eslick
                         Lewis Eslick
                         President

                         Date:  September 12, 2002